Exhibit 10.7

WAIVER AND AMENDMENT

Dated 12 October 2023

TO

THE FACILITY AGREEMENT DATED 19.1.2022

(as amended on 25.4.2022 and as further amended from time to time)

By and Among

1.	Gauzy Ltd., a private company incorporated and registered in accordance with the laws of the State of Israel, company number 514335967 (“Gauzy”);

2.	Vision Lite, société par actions simpliféé (“Vision Lite”, and, together with Gauzy, the “Borrowers”);

3.	Klirmark Capital 3 Ltd. (as Lender);

4.	Davidson & W Technology Growth Cayman Limited Partnership, as Lender and as Facility Agent); and

5.	Klirmark Capital 3 Ltd. (as Facility Agent);

Reference is made to that certain Facility Agreement dated 19.1.2022 by and among Gauzy, the Lenders and Facility Agents, as amended on 25.4.2022 by the Borrowers, Lenders and Facility Agents (as may be amended from time to time, the “Facility Agreement”) and to that certain Waiver and Amendment dated 3.7.2023 (the “Waiver”).

The Borrowers have requested that the Finance Parties agree to the postponement of the principal payments on account of the Gauzy Loan and the Vision Lite Loan due to be paid pursuant to Section 2.1 of the Waiver and the Finance Parties have agreed to such request, subject to the conditions set forth herein, which shall constitute an amendment of the Facility Agreement.

IT IS AGREED as follows:

1	Definitions and interpretation

1.1	This Waiver and Amendment Agreement shall constitute an integral part of the Facility Agreement, and the provisions of the Facility Agreement shall be deemed to be included in this Waiver and Amendment, and continue to apply to the parties, subject only to the express provisions of this Waiver and Amendment.

1.2	Words and expressions used in this Waiver and Amendment shall have the same meanings as in the Facility Agreement.

1.3	This Waiver and Amendment is a Finance Document.

2	Amendments to the Facility agreement

2.1	The Borrowers undertake to pay the Postponed Principal Instalment no later than 2.11.2023, together with the Waiver Fee as set forth below:

If the Postponed Principal Amount is paid no later than 19.10.2023, the Waiver Fee shall be in an amount of US Dollars 1,000,000;

If the Postponed Principal Amount is paid after 19.10.2023 and no later than 26.10.2023, the Waiver Fee shall be in an amount of US Dollars 1,250,000;

If the Postponed Principal Amount is paid after 26.10.2023, the Waiver Fee shall be in an amount of US Dollars 1,500,000.

The Company shall pay 75% of the Waiver Fee to the Gauzy Lenders and Vision Lite shall pay 25% of the Waiver Fee to the Vision Lite Lenders.

2.2	For the avoidance of doubt, together with the payment of the Postponed Principal Amount, the Borrowers shall pay the accrrured Interest and Agency Fees on the Postponed Principal Amount for the period ending on 30.9.2023.

3	Representations of the Borrowers

Each Borrower hereby confirms its representations and warranties as follows:

3.1	Each Borrower has all legal capacity, authority and rights to engage under this Waiver and Amendment and to fulfil all provisions and conditions thereof.

3.2	Each Borrower has obtained all consents, permits, licenses and approvals required by applicable law (including in accordance with its incorporation documents and applicable law), in connection with its execution and performance under the Finance Documents and, in addition, and have fulfilled all of its obligations and conditions in accordance with such consents, permits, licenses and approvals, which are in full force and effect (and no event has occurred that may constitute breach and/or impact their validity), and no other consents, permits and/or approvals are necessary under applicable law, in Israel, France or elsewhere, and/or under its incorporation documents, for purpose of implementing or consummating any of the actions or transactions required by the Company or Vision Lite according to this Waiver and Amendment and the other Finance Documents and/or to grant binding effect and enforceability to the legal results deriving from the Finance Documents.

3.3	Each of the Finance Documents constitutes a lawful, effective, valid, binding and enforceable obligation of the Company and Vision Lite, respectively, according to their terms and conditions.

3.4	The entry of the Company and Vision Lite into this Waiver and Amendment, and fulfillment of the obligation contained in it: (a) do not contradict provisions of law applicable to the Company or Vision Lite; (b) do not and shall not cause breach of any contract, document or undertaking of the Company or Vision Lite; (c) do not and shall not constitute breach and/or deviation from any provision of the incorporation documents and/or resolutions of the authorized organs of the Company or of Vision Lite; and (d) shall not cause imposing or exercising any Pledges on any asset or right of the Company and/or Vision Lite.

3.5	There is no Default outstanding and no Default is reasonably likely to occur immediately following the execution of this Waiver and Amendment.

4	expenses

The Borrowers shall pay or reimburse the Finance Parties all costs and expenses (including all professional fees) reasonably incurred by them in connection with the preparation of this Waiver and Amendment.

5	Counterparts

This Waiver and Amendment may be executed in any number of counterparts, each of which shall constitute an original but which together shall constitute one and the same instrument.

6	RATIFICATION

Subject to the modifications contained in this Waiver and Amendment, the Facility Agreement remains in full force and effect.

THIS WAIVER AND AMENDMENT has been executed and delivered on the date first specified above.

Signature Page of Waiver and Amendment dated 12 October 2023

Gauzy Ltd.	Vision Lite, société par actions simpliféé

/s/ Eyal Peso	/s/ Eyal Peso

Davidson & W Technology Growth	Klirmark Opportunity Fund III, LP
Cayman Limited Partnership
/s/ Klirmark Opprtunity Fund, III, L.P.
/s/ Davidson
	By:	Klirmark Fund III (G.P.) L.P.
Klirmark Capital 3 Ltd.
	By:	Klirmark Fund 3 General Partner LTD
/s/ Klirmark Capital 3 Ltd.

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